Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-192346 on Form S-4 of our report dated April 12, 2013, relating to the consolidated financial statements of Financial Pacific Holdings, LLC and subsidiaries as of and for the year ended December 31, 2012 appearing in Umpqua Holdings Corporation’s Current Report on Form 8-K/A dated September 11, 2013.

/s/ Deloitte & Touche LLP

Seattle, Washington

April 18, 2014